SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report                                               September 11, 1996
(Date of earliest event reported)


                              CNB BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


                                     Indiana
                 (State or other jurisdiction of incorporation)


      0-11510                                          35-1568731
(Commission File Number)                (I.R.S. Employer Identification Number)


20 N.W. Third Street, Evansville, Indiana                                47739
(Address of principal executive offices)                              (Zip Code)


                                  812-464-3400
              (Registrant's telephone number, including area code)

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Item 4. Changes in Registrant's Certifying Accountant

On Wednesday, September 11, 1996, CNB Bancshares, Inc., an Indiana Corporation
(CNB) retained KPMG Peat Marwick LLP as its independent auditors for the fiscal year ending December 31, 1996, to replace Geo. S. Olive & Co. LLC, the current auditors of CNB. The decision was recommended by management of CNB and approved by CNB's Audit Committee following receipt of proposals from various auditing firms at which time a determination was made to engage KPMG Peat Marwick LLP as CNB's independent auditors for the 1996 fiscal year.

The reports of Geo. S. Olive & Co. LLC on CNB's consolidated financial statements for the years ended December 31, 1994 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, and the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of CNB's financial statements for each of the two fiscal years ended December 31, 1994 and December 31, 1995, and in the subsequent interim period, there were no unresolved issues, scope restrictions, unanswered questions or disagreements with Geo. S. Olive & Co. LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Geo.
S. Olive & Co. LLC would have caused Geo. S. Olive & Co. LLC to make reference to the matter in their report.

In connection with the audits of CNB's financial statements for each of the two fiscal years ended December 31, 1994 and December 31, 1995, and the subsequent interim period:

     a) Geo. S. Olive & Co. LLC did not advise CNB that the internal controls necessary for CNB to develop reliable financial statements do not exist;

     b) Geo. S. Olive & Co. LLC did not advise CNB that information had come to the attention of Geo. S. Olive & Co. LLC that had led it to no longer be able to rely on CNB's management representations, or that had made Geo. S. Olive & Co. LLC unwilling to be associated with the financial statements prepared by CNB's management;

     c)   Geo. S. Olive & Co. LLC did not advise CNB that Geo. S. Olive Co.
          LLC would need to expand significantly the scope of its audit, or that information had come to the attention of Geo. S. Olive Co. LLC during such time period that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may

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          prevent it from rendering an unqualified audit report on those financial statements) or (ii) cause Geo. S. Olive Co. LLC to be unwilling to rely on CNB's management representations or be associated with CNB's consolidated financial statements; and

 d) Geo. S. Olive Co. LLC did not advise CNB that information had come to the attention of Geo. S. Olive Co. LLC of the type described in Subparagraph (c) above, the issue not being resolved to the satisfaction of Geo. S. Olive Co. LLC prior to its dismissal.

CNB requested Geo. S. Olive Co. LLC to furnish it a letter addressed to the Commission stating whether it agrees with the above statements, a copy of which letter is attached as an exhibit to this Form 8-K.

During fiscal years ended December 31, 1994 and December 31, 1995 and the subsequent interim period prior to engaging KPMG Peat Marwick LLP, CNB (or anyone on CNB's behalf) did not consult KPMG Peat Marwick LLP regarding:

       (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on CNB's financial statements; and as such no written report was provided to CNB's and no oral advice was provided that the new accountant concluded was an important factor considered by CNB in reaching a decision as to any accounting, auditing or financial reporting issue, or;

  (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 7. Financial Statements and Exhibits

   (c) Exhibits:

       (16) Letter of Geo. S. Olive Co. LLC regarding change in certifying accountant

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 11, 1996

CNB Bancshares, Inc.
(Registrant)




/s/ JOHN R. SPRUILL
John R. Spruill
Executive Vice President & Chief Financial Officer